UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                        SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: March 14, 2003

                              Ohana Enterprises, Inc.
                         ------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

            001-07894                                 95-2312900
            ---------                                 ----------
   (Commission File Number)        (IRS Employer Identification Number)



                             2899 Agoura Road, #168
                           Westlake Village, CA 91361
                           --------------------------
                    (Address of principal executive offices)

                                 (818) 991-6020
                                 ---------------
              (Registrant's telephone number, including area code)


                         Erly Industries, Inc.
                       Torchmail Communications, Inc.
                     Previous name of the Registrant
=======================================================================

ITEM 5.  OTHER EVENTS

        On January 16, 2003, Ohana Enterprises, Inc., a Delaware corporation (the "Company"), notified Hudson Consulting Group, Inc. ("Hudson") of the Company's intent to offset payments due to Hudson under that certain Stock
Purchase Agreement, dated as of August 16, 2002 (the "Agreement").   The offset,
permitted under Section 6.5 of the Agreement, was effected by the Company due to certain alleged misrepresentations and omissions made by Hudson in the Agreement.

        The payments to Hudson were incurred by the Company as part of the consideration for the Company's acquisition of Virtual Interviews, Inc. in October 2002. The Company assumed a $200,000 note payable by certain VI shareholders to Hudson (the "Note Payable"), representing payments due to Hudson by Isaac P. Simmons, Kathryn A. Christmann, Gerard Nolan, David Cronshaw, Interactive Ideas Consulting Group, Jonathan Thomas and Phillip Crawford, all former shareholders of VI (the "Purchasers") pursuant to the Purchasers' acquisition from Hudson of 2,811,900 shares of the Company's common stock. Payment of the Note Payable is secured by a Stock Pledge Agreement for two-thirds of the shares transferred to Purchasers and two-thirds of the 9,384,543 shares of the Company's common stock issued to the VI shareholders (including the Purchasers) in the acquisition of VI referenced above (collectively, the "Pledged Stock"). The Note Payable calls for a payment of $100,000 on or before the 120th day following the closing of the Hudson stock purchase (the "Closing") and an additional payment of $100,000 on or before the 180th day following the Closing.

        On February 27, 2003, Hudson filed a Schedule 13D with the Commission alleging beneficial ownership of an aggregate of an aggregate of 11,407,268 shares of the Company's common stock, and claiming a breach of the Agreement by the Company and a corresponding transfer of voting rights in the Pledged Stock. The Schedule 13D does not reference the offset permitted under Section 6.5.

        The Company believes that it has complied with all conditions required for the offset under the Agreement, and that therefore no default has occurred and that voting rights in and to the Pledged Stock remains with the Purchasers. It will vigorously contest any attempt by Hudson or any of its affiliates to exercise voting or other control over the Pledged Stock.


SIGNATURES

        Pursuant to the requirement of Section 13 and 15(d) of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2003     Ohana Enterprises, Inc. - A Delaware Corporation


      /s/ Catherine Thompson
  By: ---------------------------------
          Catherine Thompson
     Chief Financial Officer, Secretary